UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Court House, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 465-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets

On April 1, 2015, Cape Bancorp, Inc. (the “Company”) completed its acquisition of Colonial Financial Services, Inc. (“Colonial Financial”). Pursuant to an Agreement and Plan of Merger by and between the Company and Colonial Financial, dated September 10, 2014 (the “Merger Agreement”), Colonial Financial merged with and into the Company and Colonial Financial’s wholly owned subsidiary, Colonial Bank, FSB, merged with and into the Company’s wholly owned subsidiary, Cape Bank.

Under the terms of the Merger Agreement, Colonial Financial’s stockholders had the option to elect to receive either 1.412 shares of the Company’s common stock or $14.50 in cash for each Colonial Financial common share, subject to proration to ensure that, in the aggregate, 50% of Colonial Financial’s common shares was converted into Company stock and the remaining 50% was exchanged for cash.

The final results of the cash and stock election of Colonial Financial stockholders were as follows:

•	Holders of approximately 6.3% of outstanding Colonial Financial common stock elected to receive Company common stock in exchange for their shares;
•	Holders of approximately 77.0% of outstanding Colonial Financial common stock elected to receive cash consideration in exchange for their shares; and
•	Holders of approximately 16.7% of outstanding Colonial Financial common stock made no election and will receive 1.412 shares of Company common stock for each share of Colonial Financial common stock tendered.

Because the cash consideration was oversubscribed, a proration adjustment of 0.351 was made and Colonial Financial stockholders will receive 0.496 shares of Company common stock and $9.41 in cash for each share of Colonial Financial common stock for which they made a valid cash election. Colonial Financial stockholders who elected to receive stock consideration will receive 1.412 shares of Company common stock for each share of Colonial Financial common stock for which they made a valid stock election. Colonial Financial stockholders who expressed no preference or who did not make a valid election will receive 1.412 shares of Company common stock for each share of Colonial Financial common stock tendered.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, as filed in a Current Report on Form 8-K with the Securities and Exchange Commission on September 11, 2014.

A copy of the press release announcing the consummation of the merger is filed herewith as Exhibit 99.1.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)       On April 1, 2015 and pursuant to the terms of the Merger Agreement, Hugh J. McCaffrey and Gregory J. Facemyer were each appointed to the Boards of Directors of the Company and Cape Bank. Messrs. McCaffrey and Facemyer previously served on the Board of Directors of Colonial Financial. The Board has not determined the committees to which Messrs. McCaffrey and Facemyer will be appointed. Neither Mr. McCaffrey nor Mr. Facemyer is a party to any transaction with the Company or Cape Bank that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01           Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.

DATE: April 1, 2015	By:	/s/ Michael D. Devlin
Michael D. Devlin
President and Chief Executive Officer